 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kodiak Energy, Inc.

We hereby consent to the use in the Annual Report on Form 10-K of our Report dated March 19, 2010 with respect to the consolidated financial statements of Kodiak Energy, Inc. and subsidiaries for the year ended December 31, 2009

We also consent to the incorporation by reference of the above report into Kodiak Energy, Inc.’s Registration Statement on Form S-8 No. 333-130561 and No. 333-133452.

/s/ MEYERS NORRIS PENNY   LLP

Independent Registered Public Accounting Firm

Calgary, Canada

April 12, 2010